                                  Exhibit 99.2

                            JOINT FILERS' SIGNATURES

            LAUREL ROAD, LLC

            By: Oakmont Corporation, its administrator

            By: /s/ Robert Miller                        Date: October 9, 2018
               ------------------------------   ----------------------
               Name:  Robert Miller
               Title: Managing Director

            LAUREL ROAD II, LLC

            By: Oakmont Corporation, its administrator

            By: /s/ Robert Miller                        Date: October 9, 2018
               ------------------------------   ----------------------
               Name:  Robert Miller
               Title: Managing Director

            OAKMONT CORPORATION

            By: /s/ Robert Miller                        Date: October 9, 2018
               ------------------------------   ----------------------
               Name:  Robert Miller
               Title: Managing Director